Exhibit 32.01
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350
The undersigned, Kevin R. Sayer, President and Chief Executive Officer of DexCom, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:
(i) the quarterly Report on Form 10-Q for the period ended September 30, 2023 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 26, 2023

/s/ KEVIN R. SAYER
Kevin R. Sayer
Chairman of the Board of Directors, President and
Chief Executive Officer
(Principal Executive Officer)